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                                                                    EXHIBIT 10.1

                                                                 EXECUTION COPY

                                 April 11, 2000


American Express Travel Related Services, Inc.
3 World Financial Center
AMEX Tower
New York, New York  10285
Attn:  General Counsel's Office

         Re: Second Amendment to the Marketing Agreement dated as of March 10, 1998, as amended by letter dated November 17, 1998, by and between American Express Travel Related Services Company, Inc., Administaff, Inc., Administaff Companies, Inc. and Administaff of Texas, Inc.

Dear Ladies and Gentlemen:

         Reference is made hereby to the Marketing Agreement (the "Marketing Agreement") dated as of March 10, 1998, as amended by letter dated November 17, 1998 (the "First Amendment"), by and between American Express Travel Related Services, Inc. ("AMEX"), Administaff, Inc. ("ASF DE"), Administaff Companies, Inc. ("ASF COMP") and Administaff ("ASF TX" and together with ASF DE and ASF COMP, collectively referred to herein as "ASF"). By execution and delivery of this letter agreement (the "Second Amendment"), the parties are effecting an amendment to the Marketing Agreement on the terms set forth herein. Capitalized terms used herein, but not defined, will have the meanings assigned to such terms in the Marketing Agreement.

         This Second Amendment sets forth the understandings of the parties with respect to the matters set forth below:

1. Section 1 is hereby amended to add the following new definitions in alphabetical sequence:

         "AMEX Site: means the Internet sites operated by or on behalf of AMEX or an AMEX affiliate, together with any mirror and successor sites, or co-branded sites."

         "ASF Site: means any Internet site operated by or on behalf of ASF or an ASF affiliate, together with any mirror and successor site or co-branded site."

         * * *

         "Budgeted Sales: mean with respect to a given Calendar Year, a number of Paid Worksite Employees equal to the number of Dedicated Staff for that Calendar Year multiplied by * * *.

         "Calendar Year: means from January 1 to December 31 of any year."


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         "Five-Year Term: means for AMEX Clients sold on or after March 1, 2000, a five-year period from the date an AMEX Lead becomes an AMEX Client."

         "Joint Marketing Team: means a team consisting of individuals appointed by each of AMEX and ASF that will conduct the activities set forth in
         Section 4(e)."

         "Qualified First Call: means an AMEX Lead that results in an Appointment and meeting with an ASF sales person."

2.   The following definitions are hereby amended to read as follows:

         "AMEX Customer: means (i) any Business Entity that utilizes an AMEX product or service (e.g. an American Express Corporate Card), (ii) a user of the AMEX Site and (iii) any AMEX generated referral to ASF.

         * * *

         "Expiration Date: means December 31, 2005 (including any renewal period as provided)."

3. The first paragraph of Section 4(a) is hereby amended to read in its entirety as follows:

         "a. AMEX Marketing Activities: AMEX will use commercially reasonable efforts to generate AMEX Leads to ASF (the "AMEX Marketing Activities"), which efforts may include, but shall not necessarily be limited to, a broad-based marketing campaign in support of ASF's efforts to improve its sales efficiency, to assist in opening new ASF markets, and to promote ASF and the Services to AMEX Customers and other Business Entities that meet ASF's reasonable guidelines, including size, location and SIC code."

4.   New Section 4(a)(5) is hereby added:

                  "(5) * * *

5.   The second sentence of Section 4(c) is hereby amended to read as follows:

                  "At no cost to AMEX, ASF will proceed with training of ASF's inside and outside sales personnel in the customized alliance training program developed and tested in 1999 by ASF and AMEX, subject to review and approval by AMEX of all training material."




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6.   New Section 4(e) is hereby added:

         "e. Quarterly Meetings: AMEX and ASF will establish a Joint Marketing Team, which will meet quarterly to (i) review the AMEX marketing plans and the allocation by AMEX of the AMEX Minimum Marketing Expenditure to each of the Marketing Activities and (ii) compare progress against the economic model attached as Exhibit B to this Second Amendment. In the event of a disagreement, AMEX's decision shall be binding with respect to the allocation of the AMEX Minimum Marketing Expenditure to the AMEX Marketing Activities."

7.   Section 5(a)(1) is hereby amended in its entirety to read as follows:

                  "Embedded Product: At AMEX's discretion, AMEX may require ASF to embed the Required Embedding in the Services provided to AMEX Clients or other existing or potential ASF Clients, and ASF shall use all reasonable commercial efforts to integrate the Required Embedding into a seamless offering of the Services. Subject to mutually acceptable terms and conditions, AMEX agrees that ASF may offer Embedded Products other than the Required Embedding ("Other Embedded Products"), such as Small Business Services Corporate Card, Business Travel, On-line Banking and Brokerage Services, Fee Services, Student Loan Services, and Credit Card Services. AMEX agrees to set aside the normal referral fees with respect to Other Embedded Products in the form of (a) special offers creating savings to Clients and/or employees or (b) commissions paid to ASF. The rights and obligations of ASF with respect to Other Embedded Products shall be subject to the terms and conditions of individual agreements made between ASF and such AMEX business unit(s) as specified by AMEX with respect to each Other Embedded Product (each a "Product Agreement"), which the parties agree to negotiate in good faith. Any and all Embedded Products will, at AMEX's discretion, be clearly identified under the name and brand that AMEX designates, and ASF agrees that all Embedded Products shall have preferred placement at the top of the principal web pages for the financial and travel sections of the ASF Site."

8.   New Section 5(c) is hereby added:

         "c. Added Staff, Markets and Offices. ASF will use reasonable efforts to expand into new markets at a rate of approximately one such new market per quarter, unless, in its sole discretion, ASF determines that such expansion is not in its best interests."

9.   New Section 6(b)(4) is hereby added:

         *  *  *


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10.  Section 7(a) is hereby amended in its entirety to read as follows:

         "a.

                           * * *

                  (4) ASF shall deliver to AMEX the Commission Report for each month together with the payments required under this Section 7 for such month.

                  (5)      * * *

                  (6) Payments for all commissions shall be due and payable by ASF to AMEX on or before the 25th day of each month (the "Due Date") for the prior month's commission.

                  (7) ASF shall pay interest at the rate of 18% per annum on all commissions paid after the Due Date."

                  (8)      * * *

11.  Section 9(b) is hereby amended to read as follows:

     *  *  *

12. Upon signing this Second Amendment, AMEX and ASF will jointly prepare a press release for release by ASF announcing the new terms of the Marketing Agreement.

13. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

14. Except as modified by this Second Amendment and the First Amendment, the Marketing Agreement shall continue in full force and effect. The Marketing Agreement, the First Amendment, and this Second Amendment shall be read, taken and construed as one and the same instrument.

15. This Second Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral or written understandings or agreements among the parties which relate to the subject matter hereof.

16. This Second Amendment shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

17. Upon the execution and delivery of this Second Amendment by the parties hereto, this Second Amendment shall be and become a binding agreement among the parties hereto.





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                                              Very truly yours,

                                              ADMINISTAFF, INC.


                                              By: /s/ Paul J. Sarvadi
                                                 ------------------------------
                                                  Name:  Paul J. Sarvadi
                                                  Title: President and Chief
                                                         Executive Officer
                                                  ADMINISTAFF OF TEXAS, INC.




                                              By: /s/ Paul J. Sarvadi
                                                 ------------------------------
                                                  Name:  Paul J. Sarvadi
                                                  Title: President and Chief
                                                         Executive Officer
                                                  ADMINISTAFF COMPANIES, INC.



                                              By: /s/ Paul J. Sarvadi
                                                 ------------------------------
                                                  Name:  Paul J. Sarvadi
                                                  Title: President and Chief
                                                         Executive Officer
                                                  ADMINISTAFF, INC.


Accepted and agreed to:

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.

By:    /s/ Larry Sharnak
   -----------------------
Name:  Larry Sharnak
Title: Senior Vice President, AERS





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                                    EXHIBIT A

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                                    EXHIBIT B

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